Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-211458) pertaining to the TravelCenters of America Inc. 2016 Equity Compensation Plan,

•Registration Statement (Form S-8 No. 333-225149) pertaining to the Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan,

•Registration Statement (Form S-8 No. 333-238551) pertaining to the Second Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan,

•Registration Statement (Form S-8 No. 333-256969) pertaining to the Second Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan, and

•Registration Statement (Form S-3 No. 333-253662) and related Prospectus of TravelCenters of America Inc.

of our reports dated February 23, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TravelCenters of America Inc., appearing in this Annual Report on Form 10-K of TravelCenters of America Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Cleveland, Ohio
February 23, 2022

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